Exhibit 10.39.3

February 23, 2011

VIA ELECTRONIC MAIL & OVERNIGHT MAIL

Mr. Greg Tole

General Counsel

Novartis Consumer Health, Inc.

200 Kimball Drive

Parisppany, NJ 07054-0622

Re:	Termination of Master Development and Toll Manufacturing Agreement

Dear Mr. Tole:

Pursuant to Section 19.1.2 of that certain Master Development and Toll Manufacturing Agreement, dated May 3, 2001, by and between Novartis Consumer Health, Inc. and Endo Pharmaceuticals Inc. (“Endo”), as amended, this letter shall serve as Endo’s Notice of Termination of such agreement.

Sincerely,

/s/ Julie McHugh

Julie McHugh

Chief Operating Officer

cc:	Steven Cowan